EXHIBIT 5




                                         October 6, 1994




MascoTech, Inc.
21001 Van Born Road
Taylor, Michigan  48180

      Re:   MascoTech, Inc.
            Registration Statement
            On Form S-3

Dear Sirs:

      I am acting as your counsel in connection with the Registration Statement on Form S-3 (herein referred to as, the "Registration Statement") under the Securities Act of 1933 as amended, in which this opinion in included as Exhibit 5, registering securities of MascoTech, Inc. (the "Company"), including senior debt securities (the "Senior Securities"), subordinated debt securities (the "Subordinated Securities"), shares of Preferred Stock, $1.00 par value (the "Preferred Shares"), Depositary Shares representing Preferred Stock and shares of Common Stock, $1.00 par value (the "Common Shares"). The Senior Securities are to be issued under an Indenture between the Company and The First National Bank of Chicago, as trustee (the "Senior Indenture") and the Subordinated Securities are to be issued under an Indenture (as amended by a Supplemental Indenture) between the Company and The First National Bank of Chicago (as successor to Morgan Guaranty Trust Company of New York), as trustee (the "Subordinated Indenture"). The Senior Securities and Subordinated Securities are herein referred to as the "Securities", and the Senior Indenture and Subordinated Indenture are herein referred to as the "Indentures". The Common Shares and Preferred Shares are herein referred to as the "Shares".

     In addition to the Shares, the Registration Statement also registers Common Stock of the Company (the "Conversion Shares") that may be issued upon conversion of convertible Subordinated Securities or convertible Preferred Shares.

      I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents and corporate records as I have deemed necessary or appropriate in connection with this opinion.

      Based upon the foregoing, I am of the opinion that:

      (1) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with corporate power under such laws to enter into the Indentures and to issue the Securities, the Shares and the Conversion Shares;

      (2) The Senior Indenture in the form filed as an Exhibit to the Registration Statement has been duly authorized by the Company and when executed and delivered by the Company, it will constitute a valid and legally binding obligation of the Company;

      (3) The Subordinated Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company;

      (4) When the issuance of the Securities has been duly authorized by appropriate corporate action and such Securities have been duly executed, authenticated and delivered in substantially the forms filed as an Exhibit to the Registration Statement and in accordance with the Indentures and sold as described in the Registration Statement, including the Prospectuses and Prospectus Supplements relating to such Securities, subject to the final terms of the Securities being in compliance with then applicable law, the Securities will be legal, valid and binding obligations of the Company entitled to the benefits of the Indentures;

      (5) When the issuance of the Shares has been duly authorized by appropriate corporate action and the Shares have been duly issued and sold as described in the Registration Statement, including the Prospectuses and Prospectus Supplements relating to the Shares, the Shares will be legally issued, fully paid and nonassessable; and

      (6) When the issuance of the Conversion Shares issuable upon conversion of convertible Subordinated Securities or convertible Preferred Shares has been duly authorized by appropriate corporate action and when the Conversion Shares have been issued upon conversion pursuant to the Indenture or the Certificate of Designation creating such securities and as described in the Registration Statement, including the Prospectuses and Prospectus Supplements relating to such convertible Subordinated Securities or convertible Preferred Shares, the Conversion Shares will be legally issued, fully paid and nonassessable.

      I hereby consent to the filing of this opinion as Exhibit 5 to the Company's Registration Statement. I also consent to the reference to me under the caption "Legal Opinions" in the Prospectuses.

                                    Very truly yours,


                                    /s/ John R. Leekley
                                    John R. Leekley
                                    General Counsel